                                                                   EXHIBIT 10.14

                          CHANGE OF CONTROL AGREEMENT
                          ---------------------------

     THIS CHANGE OF CONTROL AGREEMENT (this "Agreement") is made and entered into as of the 1st day of January, 2001 by and between Standard Pacific Corp., a Delaware corporation (the "Company") and __________ (the "Executive").

     WHEREAS, the Executive has made or is expected to make a major contribution to the profitability, growth and financial strength of the Company;

     WHEREAS, the Company considers the continued availability of the Executive's services, managerial skills and business experience to be in the best interest of the Company and its stockholders and desires to assure the continued services of the Executive on behalf of the Company without the distraction of the Executive occasioned by the possibility of an abrupt change in control of the Company; and

     WHEREAS, the Executive is willing to remain in the employ of the Employer upon the understanding that the Employer will provide him with income security and health benefits in accordance with the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.  Definitions. Whenever the following terms are used in this Agreement,
         -----------
they shall have the meaning specified below unless the context clearly indicates to the contrary:

         1.01  "Board" shall mean the Board of Directors of the Company.
                -----

         1.02  "Cause" shall mean the occurrence or existence of any of the
                -----
following with respect to the Executive, as determined by a majority of the disinterested directors of the Board:

         (a) the Executive's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved;

         (b) whether prior to or subsequent to the date hereof, the Executive's willful engaging in dishonest or fraudulent actions or omissions which results directly or indirectly in any demonstrable material financial or economic harm to the Company or its affiliates;

         (c) the Executive's willful breach or willful and habitual neglect of his or her material duties, and such breach or neglect remains uncured for a period of forty-five (45) days after written notice from the Company;

         (d) the repeated non-prescription use of any controlled substance which in the Board's reasonable determination renders the Executive unfit to serve in his or her capacity as an officer or employee of the Company or its affiliates; or
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         (e) the Executive's physical destruction of substantial property or assets of the Company or its affiliates.

         1.03  "Change in Control" shall mean the occurrence of any of the
                -----------------
following:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons acting in concert (other than the Company or any subsidiary thereof or any employee benefit plan of the Company or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Company's capital stock) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors ("voting stock");

         (b) during any period subsequent to the date of this Agreement, a majority of the members of the Board shall not for any reason be the individuals who at the beginning of such period constitute the Board or those persons who are nominated as new directors by a majority of the current directors or their successors who have been so nominated;

         (c) there shall be consummated any merger, consolidation (including a series of mergers or consolidations), or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (meaning assets representing fifty percent (50%) or more of the net tangible assets of the Company or generating fifty percent (50%) or more of the Company's operating cash flow, in each case measured over the Company's last four full fiscal quarters), or any other similar business combination or transaction, but excluding any business combination or transaction which would result in the holders of the Company's voting stock outstanding immediately prior thereto continuing to hold (either by ownership of such voting stock or by such voting stock being converted into voting stock of the surviving entity) more than seventy percent (70%) of the combined voting power of the voting stock of the Company (or such surviving entity) outstanding immediately after giving effect to such business combination or transaction;

         (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

         (e) the occurrence of any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A of the Exchange Act as in effect on the date hereof.

         1.04  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

         1.05  "Company" shall mean Standard Pacific Corp., a Delaware
                -------
corporation, and, as permitted by Section 13.04, its successors and assigns.
                                  -------------

         1.06  "Date of Termination" following a Change in Control shall mean
                -------------------
the dates, as the case may be, for the following events: (a) if the Executive's employment is terminated by his death, the date of his death, (b) if the Executive's employment is terminated due to a Permanent Disability, thirty (30) days after the Notice of Termination is given (provided that the Executive shall not have returned to the performance of his or her duties on a full-time basis during such period), (c) if the Executive's employment is terminated pursuant to a termination for Cause, the date specified in the Notice of Termination, and (d) if the Executive's employment is terminated for any other reason, fifteen (15) days after delivery of the Notice of Termination unless otherwise agreed by the Executive and Company.

         1.07  "Disability" shall mean that the Executive is unable, by reason
                ----------
of injury, illness or other physical or mental impairment, to perform each and every task of the position for which the Executive is employed, which inability is certified by a licensed physician reasonably selected by the Company.

         1.08  "Effective Date" shall mean the date hereof.
                --------------

         1.09  "Employer" shall mean the Company or its subsidiary employing
                --------
Executive, provided however, that nothing contained herein shall prohibit the Company or another of its subsidiaries from fulfilling any obligation of the employing entity to the Executive hereunder and for purposes of this Agreement any such action will be deemed the act of the Employer, and provided further that for purposes of calculating tenure with Employer, time employed by the Company or any of its subsidiaries shall be considered tenure with the Employer.

         1.10  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended.

         1.11  "Good Reason" shall mean any of the following without the
                -----------
Executive's express written consent:

         (a)  (i)   the assignment to the Executive of any duties materially and adversely inconsistent with the Executive's positions, duties, responsibilities and status immediately prior to a Change in Control or with significantly less authority than immediately prior to the Change in Control;

              (ii) a significant adverse alteration in the nature of the Executive's reporting responsibilities, titles, or offices with Employer from those in effect immediately prior to a Change in Control, or

              (iii) any removal of the Executive from, or any failure to reelect the Executive to, any such positions, except in connection with a termination of the employment of the Executive for Cause, Permanent Disability, or as a result of the Executive's death or by the Executive other than for Good Reason;

         (b) a reduction by the Employer in the Executive's base salary in effect immediately prior to a Change in Control;

         (c) failure by the Employer to continue in effect any compensation plan, bonus or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the Executive is participating at the time of a Change in Control unless the Employer substitutes a plan or arrangement which, when viewed in the totality of the benefits provided, does not adversely impact the Executive in a material respect, or the taking of any action by the Employer which would adversely affect, in a material respect, Executive's participation in or materially reduce Executive's benefits under any of such plans;

         (d) any material breach by the Company of any provision of this Agreement;

         (e) following a Change in Control, the Executive is excluded (without substitution of a substantially equivalent plan) from participation in any incentive, compensation, stock option, health, dental, insurance, pension or other benefit plan generally made available to persons at Executive's level of responsibility in the Company;

         (f) the requirement by the Employer that the Executive's principal place of employment be relocated more than thirty-five (35) miles from his or her place of employment prior to the Change in Control, or that the Executive must travel on the Employer's business to an extent materially greater than the Executive's customary business travel obligations prior to the Change in Control; or

         (g) the Company's failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Company's obligations under this Agreement, as contemplated in Section 13.04 hereof.
                              -------------

         1.12  "Notice of Termination" shall mean a written notice which shall
                ---------------------
indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         1.13  "Permanent Disability" shall mean if, as a result of the
                --------------------
Executive's Disability, the Executive shall have been absent from his or her duties with the Employer on a full-time basis for six (6) of any consecutive eight (8) month period.

         1.14  "Termination of Employment" shall mean the time when the
                -------------------------
employee-employer relationship between the Executive and the Employer is terminated for any reason, voluntarily or involuntarily, with or without Cause, including, without limitation, a termination by reason of resignation, discharge (with or without Cause), Permanent Disability, death or retirement, but excluding terminations where there is a simultaneous re-employment by the Company or a subsidiary of the Company.

     2.  Term.  This Agreement shall terminate, except to the extent that any
         ----
obligation of the Company hereunder remains unpaid as of such time, upon the earliest of: (a) December 1, 2002 if a Change in Control of the Company has not occurred prior to such date; (b) the Termination of Employment of the Executive with the Employer based on Death, Permanent Disability, or Cause or by the Executive other than for Good Reason; (c) two (2) years from the date of a Change in Control of the Company; and (d) unless the Board in its discretion determines not to terminate the Agreement, upon the Executive's ceasing to be an executive officer of the Company or a division president (including a division manager performing substantially the same duties and function as a division president) of the Employer prior to a Change in Control (or, if applicable, prior to the Company entering into an agreement the consummation of which would result in a Change in Control, or any person publicly announcing its intent to take or consider action that would constitute a Change in Control). Notwithstanding clause (a) hereof, on each anniversary of the Effective Date, the term of this Agreement automatically shall be extended for one additional year, unless not less than thirty (30) days prior to such anniversary the Company notifies the Executive in writing that it does not wish to extend the term of the Agreement.

     3.  Compensation Upon A Change In Control.
         -------------------------------------

         3.01  Salary.  Commencing on the date a Change in Control shall occur,
               ------
the Employer shall pay a salary to the Executive at an annual rate equal to the annual salary payable to Executive immediately prior to such date. The salary, as it may be changed from time to time by mutual agreement between the Executive and the Employer, shall be paid in equal installments on each regular payroll payment date after the date of this Agreement and shall be subject to regular withholding for federal, state and local taxes in accordance with law.

         3.02  Other Benefits.
               --------------

         (a) Commencing on the date a Change in Control shall occur, the Executive shall be entitled to participate in and to receive benefits under those employee benefit plans or arrangements (including, without limitation, any pension or welfare plan, life, health, hospitalization and other forms of insurance and all other "fringe" benefits or perquisites) made available to executives of the Company, or any successor thereto. The Executive's level of participation in, or entitlements under, any such employee benefit plan or arrangement of any successor to the Company shall be calculated as if the Executive had been an employee of such successor to the Company from the date of the Executive's employment by the Employer.

         (b) Commencing on the date a Change in Control shall occur, the Executive shall be entitled to reimbursement, in accordance with the usual practices of the Employer, for all reasonable travel and other business expenses incurred by the Executive in the performance of his or her duties on behalf of the Employer.

         3.03  Outstanding Stock Options.  Concurrently with a Change of
               -------------------------
Control, any non-vested stock options granted to the Executive by the Company shall become 100% vested without change to the stated expiration dates thereof.

     4.  Termination of Employment of Executive.
         --------------------------------------

         4.01  Payment of Severance Benefits Upon Change of Control.  In the
               ----------------------------------------------------
event of a Change of Control of the Company, Executive shall be entitled to the severance benefits set forth in Section 5, but only if during the term of this
                                ---------
Agreement:

         (a) the Executive's employment by the Employer is terminated by the Employer without Cause;

         (b) the Executive terminates his or her employment with the Employer for Good Reason and complies with the procedures set forth in Section 4.02;
                                                              ------------

         (c) the Executive's employment by the Employer is terminated by the Employer prior to the Change in Control and such termination arose in connection with or in

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

anticipation of the Change in Control (for purposes of this Agreement, meaning that at the time of such termination the Company had entered into an agreement, the consummation of which would result in a Change in Control, or any person had publicly announced its intent to take or consider actions that would constitute a Change in Control, and in each case such Change in Control is consummated, or the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Agreement has occurred); or

         (d) the Executive terminates his or her employment with the Employer for Good Reason prior to the Change in Control, the event constituting Good Reason arose in connection with or in anticipation of the Change in Control and the Executive complies with the procedures set forth in Section 4.02.
                                                        ------------

         4.02  Good Reason.
               -----------

         (a) Notwithstanding anything contained in any employment agreement between the Executive and the Employer to the contrary, during the term of this Agreement the Executive may terminate his or her employment with the Employer for Good Reason as set forth in Section 4.01(b) or (d) and be entitled to the
                                ---------------    ---
benefits set forth in Section 5, provided that the Executive gives written
                      ---------
notice to the Company of his or her election to terminate his or her employment for such reason within 180 days after the time he or she becomes aware of the existence of facts or circumstances constituting Good Reason or if later, within ten (10) days of the time the claim is resolved pursuant to Section 4.02(b).
                                                            ---------------

         (b) If Executive believes that he or she is entitled to terminate his or her employment with the Employer for Good Reason, he or she may apply in writing to the Company for confirmation of such entitlement prior to the Executive's actual separation from employment, by following the claims procedure set forth in Section 8. The submission of such a request by the Executive shall
             ---------
not constitute "Cause" for the Company to terminate the Executive's employment and Executive shall continue to receive all compensation and benefits he or she was receiving at the time of such submission throughout the resolution of the matter pursuant to the procedures set forth in Section 8. If the Executive's
                                               ---------
request for a termination of employment for Good Reason is denied under both the request and appeal procedures set forth in Sections 8.02 and 8.03, then the
                                           -------------     ----
parties shall use their best efforts to resolve the claim within ninety (90) days after the claim is submitted to binding arbitration pursuant to Section
                                                                     -------
8.04.
----

         4.03  Permanent Disability.  In the event of a Permanent Disability
               --------------------
of the Executive, the Company may terminate this Agreement provided that the Company shall have provided the Executive a Notice of Termination and the Executive shall not have returned to the full-time performance of the Executive's duties within thirty (30) days of such Notice of Termination.

         4.04  Cause.  The Employer may terminate the employment of the
               -----
Executive for Cause. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a Notice of Termination and a certified copy of a resolution of the Board adopted by the affirmative vote of not less than a majority of the entire membership of the Board (other than the Executive if he or she is a member of the Board at such time) at a meeting called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct constituting Cause based on reasonable evidence, specifying the particulars thereof in detail. For purposes of this

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

Section 4.04, no act or failure to act on the Executive's part shall be
------------
considered "willful" unless done or omitted to be done by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

         4.05  Notice of Termination.  Any termination of the Executive's
               ---------------------
employment by the Employer or by the Executive (other than termination based on the Executive's death) following a Change in Control shall be communicated by the terminating party in a Notice of Termination to the other party hereto.

     5.  Compensation and Benefits Upon Termination of Employment.
         --------------------------------------------------------

         5.01  Severance Benefits.  If the Executive shall be terminated from
               ------------------
employment with the Employer or shall terminate his or her employment with the Employer as described in Section 4.01, then the Executive shall be entitled to
                         ------------
receive the following:

         (a) In lieu of any further payments to the Executive except as expressly contemplated hereunder, the Employer shall pay as severance pay to the Executive an amount equal to two times the Executive's annual base compensation (including car allowance, but excluding bonus and incentive amounts referenced in Section 5.01(b)) as in effect immediately prior to the Change in Control or
   ---------------
the rate in effect on the date of the Notice of Termination, whichever is higher. Such cash payment shall be payable in a single sum, within ten (10) business days following the Executive's Date of Termination.

         (b) The Executive shall receive a cash payment in a single sum, within ten (10) business days following the Executive's Date of Termination, in an amount equal to two times the Executive's average annual bonus and incentive compensation (exclusive of stock options) for the prior three years.

         (c) For a period of twenty-four months following the Executive's Date of Termination (the "payment period"), the Executive shall be entitled to the continuation of the same or equivalent life, health, hospitalization, dental and disability insurance coverage and other employee insurance or welfare benefits (including equivalent coverage for his or her spouse and dependent children) as he or she was receiving immediately prior to the Change in Control and, to the extent permissible under applicable law, Executive's COBRA period shall commence at the end of such twenty-four month period. In the event that Executive is ineligible under the terms of such insurance to continue to be so covered, the Company shall provide Executive with a lump sum payment equal to the cost of obtaining such coverage for the payment period. If the Executive, prior to a Change in Control, was receiving any cash-in-lieu payments designed to enable the Executive to obtain insurance coverage of his or her choosing, the Employer shall, in addition to any other benefits to be provided under this Section
                                                                   -------
5.01(c), provide Executive with a lump-sum payment equal to the amount of such
-------
in-lieu payments that the Executive would have been entitled to receive over the payment period. The benefits to be provided under this Section 5.01(c) shall be
                                                        ---------------
reduced to the extent of the receipt of substantially equivalent coverage by the Executive from any successor employer.

         (d) The Company shall reimburse you for outplacement fees not to exceed Ten Thousand Dollars ($10,000) paid by you to a qualified outplacement agency, for the purpose of assisting you to secure reemployment.

         (e) If any payments received by Executive pursuant to this Agreement will be subject to the excise tax imposed by Section 4999 of the Code, or any successor or similar provision of the Code or any comparable provision of state law (the "Excise Tax"), the Employer shall pay to the Executive additional compensation such that the net amount received by the Executive after deduction of any Excise Tax (and taking into account any federal, state and local income taxes payable by the Executive as a result of the receipt of such gross-up compensation), shall be equal to the total payments he would have received had no such Excise Tax (or any interest or penalties thereon arising primarily from the acts or omissions of the Employer) been paid or incurred. The Employer shall pay such additional compensation at the time when the Employer withholds such Excise Tax from any payments to the Executive. The calculation of the tax gross-up payment shall be approved by the Company's independent certified public accounting firm and the Executive's designated financial advisor.

         5.02  Calculation of Three Year Average.  For purposes of determining
               ---------------------------------
the amount of the annual bonus and incentive amounts referred to in Section
                                                                    -------
5.01(b) the Executive's three-year average bonus and incentive amounts shall
-------
be deemed to be the average of the bonuses paid by the Company for the three most recent full fiscal years preceding the date of termination of the Executive's employment, or, if the Executive was not an executive officer of the Company during such three year period or the bonus plan was adopted during such three year period, then the average annual bonus for such shorter time that he or she was an executive officer of the Company and could have earned a bonus. Notwithstanding the foregoing, if all performance and other criteria for earning the bonus for the year in which termination of the Executive's employment occurs have been satisfied as of the effective date of such termination (other than the criterion that the Executive continued to be employed), then the full bonus for that year and the two most recent full fiscal years shall be averaged to determine the three-year average.

         5.03  Termination Prior to a Change in Control.  Notwithstanding
               ----------------------------------------
anything contained in Section 5.01, in the case of a termination of employment
                      ------------
prior to the occurrence of a Change of Control, the Employer shall have no obligation to pay or provide any compensation prior to the occurrence of the Change of Control.

         5.04  Accrued Benefits.  Upon termination of the employment of
               ----------------
Executive for any reason, any accumulated but unused vacation shall be paid through the Date of Termination. Upon termination of the employment of Executive as set forth in Section 4.01, any accrued but unpaid bonus shall be paid through
                ------------
the Date of Termination. Unless otherwise specifically provided in this Agreement, any payments or benefits payable to the Executive hereunder, including without limitation any bonus, in respect of any calendar year during which the Executive is employed by the Employer for less than the entire such year shall be prorated in accordance with the number of days in such calendar year during which he or she is so employed. All such accrued vacation and bonus amounts will be paid within then (10) business days following the Executive's Date of Termination; provided, however, that in the case of any bonus based upon the financial or other results of the Company for an entire calendar year, such bonus will be paid within ten (10) business days following completion of the Company's annual audit for such calendar year.

     6.  No Mitigation.  The Executive shall not be required to mitigate the
         -------------
amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any cash payments or benefit provided under this Agreement be reduced by any compensation or benefit earned by the Executive after his Date of Termination (except as provided in the last sentence of Section 5.01(c) above).
                                                        ---------------
Notwithstanding the foregoing, if the Executive is entitled, by operation of any applicable law, to unemployment compensation benefits or benefits under the Worker Adjustment and Retraining Act of 1988 (known as the "WARN" Act) in connection with the termination of his or her employment in addition to those required to be paid to him or her under this Agreement, then to the extent permitted by applicable statutory law governing severance payments or notice of termination of employment, the Company shall be entitled to offset the amounts payable hereunder by the amounts of any such statutorily mandated payments.

     7.  Limitation on Rights.
         --------------------

         7.01  No Employment Contract.  This Agreement, including the recitals
               ----------------------
hereto, shall not be deemed to create a contract of employment between the Employer and the Executive and shall create no right in the Executive to continue in the Employer's employment for any specific period of time, or to create any other rights in the Executive or obligations on the part of the Company or its subsidiaries, except as expressly set forth herein. Except as expressly set forth herein, this Agreement shall not restrict the right of the Employer to terminate the Executive's employment at any time for any reason or no reason, or restrict the right of the Executive to terminate his or her employment.

         7.02  No Other Exclusions.  Except as provided in Section 13.02(b),
               -------------------
this Agreement shall not be construed to exclude the Executive from participation in any other compensation or benefit programs in which he or she is specifically eligible to participate either prior to or following the execution of this Agreement, or any such programs that generally are available to other executive personnel of the Company, nor shall it affect the kind and amount of other compensation to which the Executive is entitled.

     8.  Administrator and Claims Procedure.
         ----------------------------------

         8.01  Administrator.  Except as set forth herein, the administrator
               -------------
(the "Administrator") for purposes of this Agreement shall be the Company. The Company shall have the right to designate one or more of the Company's employees as the Administrator at any time. The Company shall give the Executive written notice of any change in the Administrator, or in the address or telephone number of the Administrator.

         8.02  Claims Procedure.  The Executive, or other person claiming
               ----------------
through the Executive, must file a written claim for benefits with the Administrator as a prerequisite to the payment of benefits under this Agreement. The Administrator shall make all determinations as to the right of any person to receive benefits under Sections 8.02 and 8.03. Any denial by the Administrator
                       -------------     ----
of a claim for benefits by the Executive, his or her heirs or personal representative (the "claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant with ten (10) days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ten-day period. In no event shall such extension exceed a period of (10) days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his or her claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

         8.03  Appeals.  A claimant whose claim for benefits has been wholly or
               -------
partially denied by the Administrator may request, within ten (10) days following the date of such denial, in a writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise as he or she shall consider relevant to a determination of his or her claim, and he or she may include a request for a hearing in person before the Administrator. Prior to submitting his or her request, the claimant shall be entitled to review such documents as the Administrator shall reasonably agree are pertinent to his or her claim. The claimant may, at all stages of the review, be represented by counsel, legal or otherwise, of his or her choice, provided that the fees and expenses of such counsel shall be borne by the claimant, unless the claimant is successful, in which case, such costs shall be borne by the Company. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than ten (10) days following receipt by the Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than twenty (20) days after receipt of such request or if later, ten (10) days after the hearing. The time and place of any hearing shall be as mutually agreed by the parties.

         8.04  Arbitration.  A claimant who has followed the procedure in
               -----------
Sections 8.02 and 8.03, but who has not obtained full relief on his or her claim for benefits, may, within sixty (60) days following his or her receipt of the Administrator's written decision on review, apply in writing to the Administrator for expedited and binding arbitration of his or her claim before an arbitrator in Orange County, California in accordance with the commercial arbitration rules of the American Arbitration Association, as then in effect, or pursuant to such other form of alternative dispute resolution as the parties may agree (collectively, the "arbitration"). Subject to Section 9, the Company
                                                    ---------
shall pay filing fees and other costs required to initiate the arbitration. The arbitrator's sole authority shall be to interpret and apply the provisions of this Agreement; and except as set forth herein he or she shall not change, add to, or subtract from, any of its provisions. The arbitrator shall have the power to compel attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. The arbitrator shall be appointed by mutual agreement of the Company and the claimant pursuant to the applicable commercial arbitration rules. The arbitrator shall be a professional person with a reputation in the community for expertise in employee benefit matters and who is unrelated to the claimant, the Company or its subsidiaries or any employees of the Company or its subsidiaries. All decisions of the arbitrator shall be final and binding on the claimant and the Company.

     9.  Legal Fees and Expenses.  If any dispute arises between the parties
         -----------------------
with respect to the interpretation or performance of this Agreement, the prevailing party in any arbitration or proceeding shall be entitled to recover from the other party its attorneys fees, arbitration or court costs and other expenses incurred in connection with any such proceeding. Amounts, if any, paid to the Executive under this Section 9 shall be in addition to all other amounts
                            ---------
due to the Executive pursuant to this Agreement.

     10.  Non-Alienation of Benefits.  Except in so far as this provision may be
          --------------------------
contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

     11.  ERISA.  This Agreement is an unfunded compensation arrangement for a
          -----
member of a select group of the Company's management or that of its subsidiaries and any exemptions under the Employee Retirement Income Security Act of 1974, as amended, as applicable to such an arrangement shall be applicable to this Agreement.

     12.  Executive Acknowledgment.  The Executive acknowledges that he or she
          ------------------------
has consulted with or has had the opportunity to consult with independent counsel of his or her choice concerning this Agreement, that he or she has read and understands this Agreement and is fully aware of its legal effect.

     13.  Miscellaneous.
          -------------

          13.01  Duties on Termination.  Upon Termination of Employment of
                 ---------------------
Executive for any reason, the Executive or his or her personal representative shall deliver promptly to the Company all equipment, notebooks, documents, memoranda, reports, files, books, keys, correspondence, lists or other written or graphic records, and the like, relating to the business of the Company or its subsidiaries, and all other property of the Company or its subsidiaries, which are then in the Executive's possession or his or her personal representative or under his or her control.

          13.02  Entire Agreement.
                 ----------------

          (a) This Agreement constitutes the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and discussions between the parties hereto and/or their respective counsel and representatives with respect to the subject matter covered hereby.

          (b) The severance payment hereunder is in lieu of any severance payment that the Executive might otherwise be entitled to from the Company in the event of a Change in Control or termination of employment under the Company's applicable severance pay policies, if any, or under any other oral or written agreement including, without limitation, any employment agreement; provided, however that Executive shall continue to be entitled to receive the applicable severance pay benefits, if any, under the Company's applicable policies, if any, or under another written agreement if the Executive's termination is not a termination providing benefits under this Agreement.

          13.03  Amendments.  This Agreement may be changed, amended or
                 ----------
modified only by a written instrument executed by both of the parties hereto.

          13.04  Assignment and Binding Effect.
                 -----------------------------

          (a) Neither this Agreement nor the rights or obligations hereunder shall be assignable by the Executive or the Company except that this Agreement shall be assignable to, binding upon and inure to the benefit of any successor of the Company, and any successor shall be deemed substituted for the Company upon the terms and subject to the conditions hereof.

          (b) The Company will require any successor (whether by purchase of assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform all of the obligations of the Company under this Agreement (including the obligation to cause any subsequent successor to also assume the obligations of this Agreement) unless such assumption occurs by operation of law. Nothing in this Section 13.04 is intended, however, to require that a person or group
     -------------
referred to in Section 1.03(a) as being the beneficial owner of shares of
               ---------------
stock of the Company assume the obligations under this Agreement as a result of such stock ownership.

          13.05  No Waiver.  No waiver of any term, provision or condition of
                 ---------
this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or be construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

          13.06  Rules of Construction.
                 ---------------------

          (a) This Agreement has been negotiated and executed in, and shall be governed by and construed in accordance with the laws of, the State of California. Captions contained in this Agreement are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

          (b) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          13.07  Notices.  Any notice required or permitted by this Agreement
                 -------
shall be in writing, delivered by hand, or sent by registered or certified mail, return receipt requested, or by recognized courier service (regularly providing proof of delivery), addressed to the Board and the Company and where applicable, the Administrator, at the Company's then principal office, or to the Executive at the address set forth under the Executive's signature below, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing. Notices shall be deemed given when received.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


STANDARD PACIFIC CORP.                          EXECUTIVE


By:  /s/                                        /s/
     -------------------------------------      --------------------------------
                                                Name
Name:
       -----------------------------------
                                                --------------------------------
Title:                                          Street Address
        ----------------------------------

                                                --------------------------------
                                                City, State             Zip Code


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